UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2014

MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1225 17th Street, Suite 3200, Denver, Colorado 80202
1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5
(Address of principal executive offices, including zip code)

(303) 927-2337 / (514) 521-1786
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2014, Peter S. Swinburn, the Chief Executive Officer and President of Molson Coors Brewing Company (the “Company”), informed the Corporate Secretary and the Board of Directors of the Company (the “Board”) of his intention to retire as Chief Executive Officer and President of the Company and as a member of the Board effective December 31, 2014.

In addition, on July 24, 2014, the Board appointed Mark R. Hunter as the Company’s Chief Executive Officer and President to replace Mr. Swinburn effective on January 1, 2015. Mr. Hunter currently serves as Chief Executive Officer and President of Molson Coors Europe. Mr. Hunter will also serve as a member of Board effective January 1, 2015.

Mark Hunter, age 51, has served as Chief Executive Officer and President of Molson Coors Europe since January 2013. Prior to this role, Mr. Hunter served as Chief Executive Officer and President of the Company’s Central Europe segment since June 2012 and as Chief Executive Officer and President of Molson Coors Brewing Company (UK) Limited (“MCBC UK”) from December 2007 until June 2012. Previously, from May 2005 to November 2007, he was Chief Commercial Officer for Molson Coors Canada, where he was responsible for all sales and marketing activities. From 1997 to 2005, he served on the board of Bass Brewers Ltd. and Coors Brewers Limited (now MCBC UK) as Marketing Director. During such time, Mr. Hunter had accountability for the Bass Brewers brand portfolio including Carling, plus business unit strategy and export development. From 1989 to 1997, Mr. Hunter held marketing roles for Bass Brewers. Before joining Bass Brewers in 1989, he held sales positions with Hallmark Cards and Bulmers Drinks. Mr. Hunter holds a Bachelor Honours degree in Marketing and Business Administration from the University of Strathclyde in Glasgow, Scotland, where he was also awarded an Honorary Doctorate in 2009.

On July 24, 2014, the Board approved the terms of Mr. Hunter’s compensation package as Chief Executive Officer and President of the Company to be effective as of January 1, 2015. The material terms include: (i) an annual base salary of $1 million; (ii) eligibility to earn an annual bonus targeted at 135% of base salary; (iii) annual long term equity incentive awards targeted at a grant date fair value of $3.5 million; (iv) one time relocation assistance to move to the Company’s Denver, Colorado headquarters; and (v) continued Company contributions to his UK based pension plan for a period of five years in lieu of contributions to the Company’s US benefit plans. Mr. Hunter will also be eligible to continue to participate in the Company’s benefit plans, including the Severance Pay Plan and Change in Control program.
On July 25, 2014, the Company issued a press release announcing the above management changes. A copy of the press release is attached as Exhibit 99.1 hereto, and is incorporated by reference herein.
Item 9.01.    Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Press Release of Molson Coors Brewing Company, dated July 25, 2014, announcing the retirement of Peter Swinburn and appointment of Mark Hunter.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date:	July 25, 2014	By:	/s/ Samuel D. Walker
Samuel D. Walker
Chief People and Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Molson Coors Brewing Company, dated July 25, 2014, announcing the retirement of Peter Swinburn and appointment of Mark Hunter.